Exhibit 99.1

Quotient Announces Cooperation Agreement with Engaged Capital

Appoints Matthew O’Grady and Joseph Reece to Board of Directors

Company Announces Plan to Declassify Board of Directors

SALT LAKE CITY, Utah – May 17, 2022 – Quotient Technology Inc. (NYSE: QUOT) (“Quotient” or the “Company”), the leading digital media and promotions technology company, today announced that it has entered into a cooperation agreement with Engaged Capital, LLC (“Engaged Capital”).

As part of the cooperation agreement, the Company appointed Matthew O’Grady as a Class II director and Joseph Reece as a Class III director to its Board of Directors. Mr. O’Grady was also named Lead Independent Director upon his appointment to the Board. The recently formed Strategic Board Committee has been reconstituted to comprise Mr. Reece, Mr. O’Grady and incumbent independent directors Alison Hawkins and Jody Gessow.

Additionally, the Quotient Board has determined to seek shareholder approval at its upcoming 2022 Annual Meeting for the declassification of the Board. If the approval is obtained, the Board will begin the de-staggering process at this year’s annual meeting and would be de-staggered fully in 2024.

The Company’s slate at the 2022 Annual Meeting will consist of Mr. O’Grady, Matthew Krepsik and Robert McDonald. As previously announced, Steven Boal will not stand for election at the 2022 Annual Meeting. Mr. Krepsik will become CEO upon Mr. Boal’s retirement, which will occur no later than the Annual Meeting, which the Company expects to occur on June 29, 2022.

“We are pleased to have reached this agreement with Engaged Capital,” said Mr. McDonald, Quotient’s Chair of the Board. “The Board is committed to overseeing the continued execution of the Company’s transformation, led by our new management team, while exploring all opportunities to create value for our shareholders.”

“We are thankful for the constructive resolution we reached with Quotient and believe this outcome is in the best interest of all shareholders,” said Glenn W. Welling, Founder and Chief Investment Officer of Engaged Capital. “Quotient possesses very valuable technology and data, and we are confident the new directors will work effectively with the rest of the Board and the new management team to evaluate and execute upon all opportunities to create shareholder value at Quotient.”

Pursuant to the cooperation agreement, Engaged Capital has agreed to customary standstill and vote support agreements. The cooperation agreement between the Company and Engaged Capital will be filed on a Form 8-K to be filed with the Securities and Exchange Commission.

Sidley Austin LLP is serving as legal counsel to the Company. Olshan Frome Wolosky LLP is serving as legal advisor to Engaged Capital.

About Matthew O’Grady

Mr. O’Grady, age 61, currently serves as an Executive Media Consultant at 12th Street Measurement, a media and data consulting firm he founded in January 2021. Prior to that, Mr. O’Grady served as Global Commercial President of International Media at Nielsen Holdings plc, an information, data and market measurement firm, from February 2019 to December 2020. Previously, Mr. O’Grady served as Chief Executive Officer of Nielsen Catalina Solutions, a purchase-based ad targeting and ROAS measurement firm, from January 2016 to January 2019. Mr. O’Grady served as Executive Vice President & Managing Director of Local Media for Nielsen from 2012 to 2015, where he also served as Executive Vice President, Audience Measurement from 2009 to 2012. Prior to that, Mr. O’Grady served as President of Claritas, LLC, a data-driven marketing company, from 2007 to 2009, where he also served as Executive Vice President, Sales & Client Service from 2000 to 2007. Mr. O’Grady’s prior professional experience also includes, among other positions, serving as Group Vice President, Product Management & Client Service at National Decision Systems Inc., an analytics provider, and Regional Sales Vice President of Equifax Inc. Mr. O’Grady has served as a Strategic Advisor to each of Beatgrid Media B.V., an AdTech measurement company, since May 2021, and NEXT Boatworks, LLC, a coastal rowing craft company, since August 2021. Mr. O’Grady previously served on the boards of directors of Nielsen Admosphere, a.s., a research agency part of the Nielsen network (from January 2019 to December 2020), Nielsen IBOPE México S.A. de C.V., a business to business service subsidiary of Nielsen (from January 2019 to November 2020), Media Behavior Institute LLC, a company engaged in developing tools, services and projects to understand and measure multimedia (from 2011 to 2014), Scarborough Research, a market research subsidiary of Nielsen (from 2011 to 2013), and The Direct Marketing Association (n/k/a Data & Marketing Association), a trade association for marketers (from 2008 to 2012). Mr. O’Grady earned his B.S. in Environmental Science from the University of California at Santa Barbara.

About Joseph Reece

Mr. Reece founded Helena Capital, a merchant bank, in April 2015 and has served as its Chief Executive Officer since October 2018. Mr. Reece also served as Consultant to BDT & Company, LLC from October 2019 to November 2021. He previously served as Executive Vice Chairman and Head of UBS Securities, LLC’s Investment Bank for the Americas from February 2017 to September 2018. Prior to that, he was at Credit Suisse from 1997 to 2015, in roles of increasing responsibility, including eventually serving as Global Head of Equity Capital Markets and Co-Head of Credit Risk. His prior experience includes practicing as an attorney for ten years, including at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP and at the Securities and Exchange Commission. Mr. Reece has been a member of the board of directors of Compass Minerals, Inc. since 2019 and has been Chairman since May 2021. He also previously served as a member of the board of directors of UBS Securities, LLC, of Atlas Technical Consultants, Inc. and its predecessor company, Boxwood Merger Corp., of Del Frisco’s Restaurant Group, Inc., of RumbleOn, Inc., of CST Brands, Inc., and of LSB Industries, Inc. Mr. Reece earned his B.S., M.B.A. and J.D. from the University of Akron and his LL.M from the Georgetown University Law Center.

About Quotient Technology Inc

Quotient Technology (NYSE: QUOT) is the leading digital media and promotions technology company for advertisers, retailers and consumers. Quotient’s omnichannel platform is powered by exclusive consumer spending data, location intelligence and purchase intent data to reach millions of shoppers daily and deliver measurable, incremental sales.

Quotient partners with leading advertisers, publishers and retailers, including Clorox, Procter & Gamble, General Mills, Unilever, CVS, Dollar General, Peapod Digital Labs, a company of Ahold Delhaize USA, Amazon and Microsoft. Quotient is headquartered in Salt Lake City, Utah, and has offices across the US as well as in Bangalore, Paris, London and Tel Aviv. For more information visit www.quotient.com.

Quotient and the Quotient logo are trademarks or registered trademarks of Quotient Technology Inc. and its subsidiaries in the United States and other countries. Other marks are the property of their respective owners.

About Engaged Capital

Engaged Capital, LLC (“Engaged Capital”) is an investment advisor with a private equity-like investing style in the U.S. public equity markets. Engaged Capital seeks to help build sustainable businesses that create long-term stockholder value by engaging with and bringing an owner’s perspective to the managements and boards of undervalued public companies and working with them to unlock the embedded value within their businesses. Engaged Capital focuses on delivering superior, long-term, risk-adjusted returns for our limited partners. Engaged Capital was established in 2012 and is based in Newport Beach, California. Learn more at www.engagedcapital.com.

Additional Information

The Company intends to file a definitive proxy statement on Schedule 14A, an accompanying proxy card and other relevant documents with the Securities and Exchange Commission (“SEC”) in connection with its solicitation of proxies from the Company’s stockholders for the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”). STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” section of the Company’s Investor Relations website at https://investors.quotient.com or by contacting the Company’s Investor Relations Department at ir@quotient.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants to the Solicitation

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with matters to be considered at the Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company is included in the Company’s Proxy Statement on Schedule 14A for its 2021 annual meeting of stockholders, filed with the SEC on April 22, 2021, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 1, 2022, as amended in a Form 10-K/A Amendment No. 1 filed with the SEC on April 29, 2022, and in the Company’s Current Reports on Form 8-K filed with the SEC from time to time. Changes to the direct or indirect interests of the Company’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the Proxy Statement for the Annual Meeting and other relevant documents to be filed with the SEC, if and when they become available.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ significantly from expectations due to various risks and uncertainties including, but not limited to, the factors described in the Risk Factors section of Quotient’s most recently filed Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022 and as from time to time updated in Quotient’s Quarterly Reports on Form 10-Q. These documents are available in the “SEC Filings” section of Quotient’s Investor Relations website at https://investors.quotient.com. You are cautioned not to place undue reliance on Quotient’s forward-looking statements, which speak only as of the date of this communication. Except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events, new information or circumstances occurring after the date of this communication.

Investor Relations & Media:

Eric Brielmann / Adam Pollack / Charlotte Burch

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449